Exhibit 99.1

CONTACT:
Ian Halifax	Anne Marie McCauley
Wind River	Wind River
Chief Financial Officer	Vice President, Investor Relations
+1.510.749.2155	+1.510.749.2551
ian.halifax@windriver.com	annemarie.mccauley@windriver.com

FOR IMMEDIATE RELEASE

Wind River Reports Third Quarter Fiscal Year 2008 Results

Financial Highlights for the Third Quarter of Fiscal Year 2008:

•	Reported revenues increased 16 percent year-over-year to $81.6 million

•	GAAP net loss per share decreased year-over-year from $(0.01) to $(0.00)

•	Non-GAAP net income per share increased 14 percent year-over-year to $0.08

ALAMEDA, Calif., December 4, 2007— Wind River Systems, Inc. (NASDAQ: WIND), the global leader in Device Software Optimization (DSO), today reported results for the third quarter of fiscal year 2008, ended October 31, 2007. Revenues for the third quarter of fiscal 2008 were $81.6 million, compared with $70.5 million reported in the third quarter of fiscal 2007, an increase of 16 percent.

GAAP Results: Net loss for the third quarter of fiscal 2008 was $(0.1) million, compared to a net loss of $(0.7) million in the third quarter a year ago. Net loss per diluted share for the quarter was $(0.00), compared to $(0.01) in the third quarter a year ago.

Non-GAAP Results: Non-GAAP net income for the third quarter of fiscal 2008 was $7.2 million, compared to non-GAAP net income of $6.1 million in the third quarter a year ago, an increase of 18 percent. Non-GAAP net income per diluted share for the quarter was $0.08, compared to $0.07 in the third quarter a year ago, an increase of 14 percent. A detailed reconciliation of GAAP to non-GAAP results is provided at the end of this release.

Deferred revenues as of October 31, 2007 were $115.9 million, compared to $112.0 million as of October 31, 2006, an increase of 3 percent. Cash, cash equivalents and investments totaled $223.0 million as of October 31, 2007.

“We are pleased with our third quarter results, which reflect solid financial performance,” said Ken Klein, chairman, president and chief executive officer of Wind River. “We are encouraged by the early signs of momentum resulting from the investments made over the last year in products, our sales organization and alliance partners. We are gaining traction in our targeted growth markets, notably handsets, automotive infotainment, next-generation networking and aerospace and defense applications.”

Financial Outlook

For the full fiscal year 2008 ending January 31, 2008:

•	Revenue is expected to be in the range of $328.0 million to $330.0 million.

•	GAAP net loss per share is expected to be in the range of $(0.01) to $(0.02).

•	Non-GAAP net income per share is expected to be in the range of $0.30 to $0.31.

For the fourth quarter fiscal 2008 ending January 31, 2008:

•	Revenue is expected to be in the range of $84.0 million to $86.0 million.

•	GAAP net loss per share is expected to be in the range of $(0.01) to $(0.02).

•	Non-GAAP net income per share is expected to be in the range of $0.07 to $0.08.

A reconciliation of GAAP to non-GAAP targets is provided at the end of this release.

Conference Call

Wind River will hold its quarterly conference call today at 5:00 p.m. ET/2:00 p.m. PT to discuss its third quarter financial results, business highlights and outlook. The conference call may be accessed via webcast at http://ir.windriver.com or by calling +1.800.399.5927 in the United States or +1.706.643.3427 internationally.

A replay of the webcast can be accessed via Wind River’s web site at http://ir.windriver.com. Additionally, an audio replay of the conference call will be available through December 14, 2007 by calling +1.800.642.1687 in the United States or +1.706.645.9291 internationally (conference id required: 4214138).

Use of Non-GAAP Financial Information

This press release includes the following supplemental non-GAAP financial measures: non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. The presentation of this supplemental non-GAAP financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with generally accepted accounting principles. In addition, these measures may be materially different from non-GAAP financial measures used by other companies. Wind River is providing these non-GAAP financial measures because it believes that such measures provide important supplemental information to management and investors about the company’s core operating results, primarily because the non-GAAP measures exclude certain expenses and other amounts that management does not consider to be indicative of the company’s core operating results or business outlook. Wind River management uses these non-GAAP financial measures, in addition to the corresponding GAAP financial measures, in evaluating the company’s operating performance, in planning and forecasting future periods, in making decisions regarding business operations and the allocation of resources, and in comparing the company’s performance against its historical performance. For a description of these non-GAAP financial measures, including the reasons management uses these measures, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the following sections of this release entitled “About Non-GAAP Financial Measures”, “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Net Income (Loss) per Share Targets”. All non-GAAP financial measures should be read in conjunction with the comparable information presented in accordance with GAAP. Unless specified otherwise in this release, all references to GAAP and non-GAAP net income (loss) per share are calculated on a fully-diluted basis.

Forward-Looking Statements

This press release contains forward-looking statements, including those relating to expected revenues and GAAP and non-GAAP net income (loss) per share for the three-month period and fiscal year ending January 31, 2008, as well as statements made by our CEO about our business and traction in certain markets. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes” and “estimates,” variations of such words and similar expressions are also intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated herein. Factors that could cause or contribute to such differences include but are not limited to, the success of Wind River’s implementation of its new and current products, the success of our business models and market strategies, the ability to address rapidly changing technology and markets and to deliver our products on a timely basis, our ability to grow our Linux business, the ability of our customers to sell products that include the company’s software, the impact of competitive products and pricing, weakness in the economy generally or in the technology sector specifically, the success of the company’s strategic relationships, the impact of other costs and the risk factors detailed in Wind River’s Annual Report on Form 10-K for the fiscal year ended January 31, 2007, its Quarterly Reports on Form 10-Q and other periodic filings with the Securities and Exchange Commission. Wind River undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

About Wind River

Wind River is the global leader in Device Software Optimization (DSO). Wind River enables companies to develop, run and manage device software faster, better, at lower cost and more reliably. Wind River platforms are pre-integrated, fully standardized, enterprise-wide development solutions. They reduce effort, cost and risk and optimize quality and reliability at all phases of the device software development process, from concept to deployed product.

Founded in 1981, Wind River is headquartered in Alameda, California, with operations worldwide. To learn more, visit Wind River at www.windriver.com or call 1-800-872-4977.

Wind River Systems and the Wind River Systems logo are trademarks of Wind River Systems, Inc., and VxWorks and WIND RIVER are registered trademarks of Wind River Systems, Inc. Third party marks and brands are the property of their respective holders.

WIND RIVER SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2007	2006	2007	2006
Revenues, net:
Product	$29,735	$27,009	$89,924	$85,953
Subscription	30,886	25,698	89,939	71,542
Service	21,022	17,838	64,458	51,736

Total revenues, net	81,643	70,545	244,321	209,231
Cost of revenues:
Product	586	762	1,778	2,254
Subscription	4,288	4,094	13,046	11,921
Service	14,403	10,868	42,754	32,879
Amortization of purchased intangibles	691	317	1,896	829

Total cost of revenues	19,968	16,041	59,474	47,883

Gross profit	61,675	54,504	184,847	161,348
Operating expenses:
Selling and marketing	32,852	27,474	98,163	83,492
Product development and engineering	20,588	18,673	61,288	54,541
General and administrative	9,050	10,203	28,612	26,908
Amortization of other intangibles	145	84	417	212
Restructuring charges (reversals)	642	(40)	642	(198)

Total operating expenses	63,277	56,394	189,122	164,955

Loss from operations	(1,602)	(1,890)	(4,275)	(3,607)
Other income, net	2,431	1,695	6,339	4,454

Income (loss) before income taxes	829	(195)	2,064	847
Provision for income taxes	927	477	2,400	511

Net income (loss)	$(98)	$(672)	$(336)	$336

Net income (loss) per share:
Basic and diluted	$(0.00)	$(0.01)	$(0.00)	$0.00

Shares used in per share calculation:
Basic	87,081	85,138	86,174	85,483
Diluted	87,081	85,138	86,174	86,795

WIND RIVER SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	October 31, 2007	January 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$78,344	$71,316
Short-term investments	22,473	38,959
Accounts receivable, net	73,586	74,763
Prepaid and other current assets	17,157	17,239

Total current assets	191,560	202,277
Long-term investments	122,189	92,704
Property and equipment, net	78,029	74,997
Goodwill	114,390	108,354
Other intangibles, net	8,708	3,721
Other assets	17,612	16,512

Total assets	$532,488	$498,565

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,670	$7,131
Accrued and other current liabilities	21,599	15,892
Accrued compensation	23,159	20,093
Income taxes payable	1,617	1,376
Deferred revenues	102,705	112,161

Total current liabilities	155,750	156,653
Long-term deferred revenues	13,161	14,868
Other long-term liabilities	6,753	2,910

Total liabilities	175,664	174,431

Stockholders’ equity:
Common stock	91	88
Additional paid-in-capital	858,458	825,570
Treasury stock	(51,097)	(46,233)
Accumulated other comprehensive income (loss)	4,473	(1,867)
Accumulated deficit	(455,101)	(453,424)

Total stockholders’ equity	356,824	324,134

Total liabilities and stockholders’ equity	$532,488	$498,565

WIND RIVER SYSTEMS, INC.

ABOUT NON-GAAP FINANCIAL MEASURES

In addition to the company’s condensed consolidated financial statements prepared in accordance with generally accepted accounting principles, or GAAP, Wind River is providing in this release certain supplemental non-GAAP measures of financial performance. These non-GAAP financial measures include: non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, see the following section of this release entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

The presentation of supplemental non-GAAP financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, these measures may be materially different from non-GAAP financial measures used by other companies.

Wind River is providing these non-GAAP financial measures because it believes that such measures provide important supplemental information to management and investors about the company’s core operating results, primarily because the non-GAAP measures exclude certain expenses and other amounts that management does not consider to be indicative of the company’s core operating results or business outlook. Wind River management uses these non-GAAP financial measures, in addition to the corresponding GAAP financial measures, in evaluating the company’s operating performance, in planning and forecasting future periods, in making decisions regarding business operations and the allocation of resources, and in comparing the company’s performance against its historical performance. Wind River excludes the following items from its non-GAAP financial measures:

Stock-based compensation expense. The company’s non-GAAP financial measures exclude stock-based compensation expense related to the grant of stock options, other related instruments and restricted stock issued in the Interpeak acquisition. While stock-based compensation is a significant expense affecting the company’s results of operations, management excludes stock-based compensation from its budget and operating decision-making processes because it believes that these non-cash expenses do not reflect the company’s ongoing operating results. Since stock-based compensation expense is excluded from non-GAAP financial measures, the company also excludes, unamortized stock-based compensation in its computation of non-GAAP dilutive shares, which generally decreases the weighted number of buyback shares under the treasury stock method.

Amortization of purchased and other intangible assets. In accordance with GAAP, Wind River incurs expenses for the amortization of purchased and other intangibles resulting from prior acquisitions. These charges are not factored into management’s evaluation of potential acquisitions, or our performance after completion of acquisitions, because they are not related to our core operating performance. In addition, the frequency and amount of such charges vary significantly based on the size and timing of our acquisitions and the maturities of the businesses being acquired. Excluding this data provides investors with a basis to compare the company against the performance of other companies without this variability.

Costs incurred for stock option review and related litigation. The company’s non-GAAP financial measures exclude costs incurred for its historical stock option review and the related litigation costs. These amounts are excluded because they are not related to the company’s ongoing business operating results.

Other costs. Wind River excludes amounts from non-GAAP financial measures related to restructuring charges (reversals), employer payroll taxes on stock option exercises and net losses on the sale of investments. The company excludes such costs because management believes that they are not related to the company’s core operating results and because the frequency and variability in the nature and amount of the charges can vary significantly from period to period.

Income tax related to non-GAAP items. In order to present full non-GAAP results, the company adjusts its provision for income taxes to reflect the tax effects of excluding the non-GAAP items noted above. In addition, the company excludes amounts in its non-GAAP financial measures related to the establishment or reversal of income tax valuation allowances as management believes that such amounts are not indicative of the company’s ongoing business operating results and they are not included in budget or planning processes.

All supplemental non-GAAP financial measures should be read in conjunction with the comparable information presented in accordance with generally accepted accounting principles in the United States.

WIND RIVER SYSTEMS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2007	2006	2007	2006
GAAP gross profit	$61,675	$54,504	$184,847	$161,348
Stock-based compensation (1)	593	572	1,869	1,765
Amortization of purchased and other intangibles	691	317	1,896	829
Employer payroll taxes on stock option exercises	3	5	44	24

Non-GAAP gross profit	$62,962	$55,398	$188,656	$163,966

GAAP operating loss	$(1,602)	$(1,890)	$(4,275)	$(3,607)
Stock-based compensation (1)	5,254	5,742	16,118	16,780
Amortization of purchased and other intangibles	836	401	2,313	1,041
Costs incurred for stock option review and related litigation	—	1,237	1,664	1,460
Restructuring charges (reversals)	642	—	642	(98)
Employer payroll taxes on stock option exercises	18	11	257	111

Non-GAAP operating income	$5,148	$5,501	$16,719	$15,687

GAAP net income (loss)	$(98)	$(672)	$(336)	$336
Stock-based compensation (1)	5,254	5,742	16,118	16,780
Amortization of purchased and other intangibles	836	401	2,313	1,041
Costs incurred for stock option review and related litigation	—	1,237	1,664	1,460
Restructuring charges (reversals)	642	—	642	(98)
Employer payroll taxes on stock option exercises	18	11	257	111
Net loss on sale of investments	—	—	50	—
Income tax related to non-GAAP adjustments	508	(646)	97	(1,635)

Non-GAAP net income	$7,160	$6,073	$20,805	$17,995

GAAP net income (loss) per diluted share	$(0.00)	$(0.01)	$(0.00)	$0.00
Stock-based compensation (1)	0.06	0.07	0.18	0.20
Amortization of purchased and other intangibles	0.01	—	0.03	0.01
Costs incurred for stock option review and related litigation	—	0.02	0.02	0.02
Restructuring charges (reversals)	0.01	—	0.01	—
Employer payroll taxes on stock option exercises	—	—	—	—
Net loss on sale of investments	—	—	—	—
Income tax related to non-GAAP adjustments	—	(0.01)	—	(0.02)

Non-GAAP net income per diluted share	$0.08	$0.07	$0.24	$0.21

Shares used in GAAP per diluted share amounts	87,081	85,138	86,174	86,795
Adjustments to diluted shares related to non-GAAP items	1,852	1,428	1,852	271

Shares used in non-GAAP per diluted share amounts	88,933	86,566	88,026	87,066

(1) Includes stock-based compensation expense as follows:

Cost of revenues:
Product	$17	$14	$51	$59
Subscription	368	321	1,162	994
Service	208	237	656	712

Total cost of revenues	593	572	1,869	1,765

Operating expenses:
Selling and marketing	1,511	1,406	4,493	4,233
Product development and engineering	1,011	1,463	3,238	3,954
General and administrative	2,139	2,301	6,518	6,828

Total operating expenses	4,661	5,170	14,249	15,015

Total stock-based compensation expense	$5,254	$5,742	$16,118	$16,780

WIND RIVER SYSTEMS, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) PER SHARE TARGETS

(Unaudited)

	Three Months Ended January 31, 2008
GAAP net loss per diluted share range	$(0.02)	–	$(0.01)
Adjustments:
Stock-based compensation	0.06		0.06
Amortization of purchased and other intangibles	0.01		0.01
Other adjustments (1)	0.02		0.02
Income tax related to non-GAAP adjustments	—		—

Non-GAAP net income per diluted share range	$0.07	–	$0.08

	Twelve Months Ended January 31, 2008
GAAP net loss per diluted share range	$(0.02)	–	$(0.01)
Adjustments:
Stock-based compensation	0.24		0.24
Amortization of purchased and other intangibles	0.04		0.04
Other adjustments (1)	0.04		0.04
Income tax related to non-GAAP adjustments	—		—

Non-GAAP net income per diluted share range	$0.30	–	$0.31

(1)	Other adjustments include costs incurred for stock option review and related litigation, restructuring charges, employer payroll taxes on stock option exercises and net loss on sale of equity investments.

The GAAP and non-GAAP net income (loss) per share targets provided above and elsewhere in this press release are estimates. Wind River’s future performance involves risks and uncertainties and the company’s actual results could differ materially from such estimates. Some of the factors that could affect the company’s operating results are set forth under the caption “Forward-Looking Statements” above in this release.